UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2020
WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 Commerce Drive, Loveland, Ohio 45140
(Address of principal executive offices) (zip code)
(513) 360-4704
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2019, Workhorse Group Inc. (the “Company”) entered into a transaction with Lordstown Motors Corp. (“LMC”) pursuant to which the Company agreed to grant LMC a perpetual and worldwide license to certain intellectual property relating to the Company’s W-15 electric pickup truck platform and its related technology (the “Licensed Intellectual Property”) in exchange for royalties, equity interests in LMC, and other consideration (the “LMC Transaction”). Pursuant to the agreements entered with LMC and the Company, LMC was required to endeavor to, among other things, raise sufficient third-party capital to cover the acquisition, retrofitting, and restart of the Lordstown Assembly Complex, and the ongoing operating costs it expects to incur (the “Capital Raise”). Among other consideration, LMC is required to pay the Company one percent of the aggregate debt and equity commitments funded to LMC upon completion of the Capital Raise (the “Royalty Advance”). LMC must also pay a one percent royalty on the gross sales price of the first 200,000 Vehicles sold, but only to the extent that the aggregate amount of such royalty fees exceed the amount paid as the Royalty Advance. LMC issued the Company 10% of its outstanding common stock in the LMC Transaction, with anti-dilution rights for two years.

On August 1, 2020, LMC entered into an Agreement and Plan of Merger (the “LMC Merger Agreement”) with DiamondPeak Holdings Corp., a Delaware company traded on Nasdaq (“DiamondPeak”), pursuant to which LMC agreed to merge with and into a subsidiary of DiamondPeak (the “LMC Merger”). The LMC Merger Agreement may be terminated under certain circumstances, including, termination at the option of either party if the LMC Merger is not consummated by February 1, 2021, and is subject to various conditions precedent. Further, as disclosed by DiamondPeak in its Form 8-K Current Report filed with the Securities and Exchange Commission on August 3, 2020, on August 1, 2020, DiamondPeak entered into subscription agreements with certain investors, pursuant to which, among other things, DiamondPeak agreed to issue and sell, in private placements to close immediately prior to the closing of the LMC Merger, an aggregate of 50,000,000 shares of Class A Common Stock for $10.00 per share.

In order to further define the Company’s rights with respect to LMC, the Company and LMC entered into a Confirmatory Agreement on August 1, 2020 pursuant to which the parties confirmed that (i) the Company will own 9.99% of DiamondPeak following the closing of the LMC Merger in full satisfaction of its anti-dilution rights and (ii) the Royalty Advance was defined as $4,750,000. Further, the Company has entered into a Registration Rights and Lock Up Agreement with DiamondPeak, which will become effective upon consummation of the LMC Merger pursuant to which DiamondPeak has agreed to file a registration statement with the Securities and Exchange Commission, registering the Company’s shares of Class A Common Stock held in DiamondPeak within 45 days of the closing of the LMC Merger (the “Filing Deadline”) and to use commercially reasonable efforts to have such registration statement declared effective within 60 days of the Filing Deadline, which may be extended up to 120 days in the event the Securities and Exchange Commission elects to review such registration statement. The Company has agreed, subject to certain exceptions, to not sell any of its shares of Class A Common Stock for a period of six months following the closing of the LMC Merger.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agreement between Workhorse Group Inc. and Lordstown Motors Corp. dated August 1, 2020
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: August 4, 2020	By:	/s/ Steve Schrader
	Name: Title:	Steve Schrader Chief Financial Officer

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